UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 13, 2017

Sun Pacific Holding Corp

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726

(Address of principal executive offices)

Registrant’s telephone number, including area code     732-845-0906

136 NW 16th Street, Boca Raton, FL 33432

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On October 3, 2017 pursuant to the written consent of the majority of the shareholders in lieu of a meeting, Sun Pacific Holding Corp., f/k/a EXOlifestyle, Inc. (the “Company”) filed a Certificate of Change with the state of Nevada in order to implement a 50:1 reverse stock split of the common stock of the Company. The Certificate of Change did not amend the number of authorized shares available for issuance. All fractional shares were rounded up to the nearest whole share. On October 13, 2017, FINRA approved the reverse stock split and deemed the action effective.

Pursuant to Acquisition Agreement closed on August 24, 2017 (the “Acquisition Agreement”), the Company issued exactly 1,000,000 shares of Series B Preferred Stock to various parties as part of the final transaction. The Series B Preferred Stock is convertible into common stock at a rate equal to 30.8565 per share upon the effectiveness of a reverse stock split at a ratio of 50:1. On October 13, 2017, FINRA approved the reverse stock split, and thus the Series B Preferred Stock was converted into common for a total of 30,856,500 shares of common capital stock. For more information, please see the Form 8-K filed on August 18, 2017 and Exhibit 3.1 thereof.

Furthermore, as a condition precedent to closing the Acquisition Agreement, the Company entered into those certain Settlement Agreements with five separate parties to convert their debts into common stock at a rate of $.0489 per share. The total debt being settled was $833,787 in exchange for 17,052,925 shares of common capital stock. The settlement was deemed to be effective upon the effectiveness of the reverse stock split on October 13, 2017. For more information, please see the Form 8-K filed on August 18, 2017 and Exhibit 10.1 thereof.

A copy of the state filing is filed as Exhibit 3.2, and incorporated by reference.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2017, pursuant to the written consent of the majority of the shareholders in lieu of a meeting, Sun Pacific Holding Corp., f/k/a EXOlifestyle, Inc. (the “Company”) filed a Certificate of Amendment with the state of Nevada to change the name of the Company from EXOlifestyle, Inc. to Sun Pacific Holding Corp. The corporate action was submitted to FINRA and was deemed effective on October 13, 2017. Our common stock is now listed with OTCQB as OTCQB:EXOLD for a period of 20 trading days from the effective date, indicating a corporate action has occurred. On the 21st day, the Company’s common stock will begin trading under the symbol OTCQB:SNPW.

A copy of the state filing is filed as Exhibit 3.1, and incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment filed with the state of Nevada October 3, 2017
3.2	Certificate of Change filed with the state of Nevada October 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)
Date:	October 18, 2017
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director